Exhibit 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”), effective as of July 26, 2021, attaches to and forms part of that certain Amended and Restated Employment Agreement dated as of January 16, 2015, as amended on April 20, 2018 (the “Agreement”), among Aon Corporation, a Delaware corporation (the “Company”), Aon plc, a public limited company organized under Irish law (the “Parent”), and Gregory C. Case (the “Executive”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the parties mutually desire to extend the Employment Period for three years as provided in this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1.	The phrase “April 1, 2023” where it appears in Section 1 of the Agreement shall be replaced with “April 1, 2026.”

2.	The remaining provisions of the Agreement shall remain in effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date set forth above.

AON CORPORATION	EXECUTIVE

/s/ Lisa Stevens	/s/ Gregory C. Case
Lisa Stevens	Gregory C. Case
Executive Vice President &	CEO, Aon plc
Chief People Officer	CEO, Aon Corporation

AON plc

/s/ Lisa Stevens
Lisa Stevens
Executive Vice President & Chief People Officer